EXHIBIT 23.2

           REPORT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Stockholders of
Energas Resources, Inc.
Oklahoma City, Oklahoma


We consent to the use in this Registration Statement of Energas Resources, Inc. on Form SB-2 Post-Effective Amendment No. 2 of our report dated April 28, 2006 of Energas Resources, Inc. for the year ended January 31, 2006, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.



/s/ Murrell, Hall, McIntosh & Co., PLLP

Murrell, Hall, McIntosh & Co., PLLP
Oklahoma City, Oklahoma
July 5, 2006